===============================================================================

$60,000                                           August 14             1997
 ............                                    ...............................

Frontline Communications Corporation after date, for value received, we promise
 ...........................................
to pay to the order of Stephen J. Cole-Hatchard
                       ........................................................
Sixty Thousand and 00/100______________________________________________Dollars
at 315 Route 210, Stony Point, New York, 10980
 ...............................................................................
with interest at 9.25 per cent.
   This note is one of a series of 2 notes of even date herewith, aggregating $126,800
   It is understood and agreed that in the event of the non-payment of any one of said series and such default continue for a period of 10 days, then at the option of the holder of any of the said notes, all or any part of the remaining unpaid notes shall forthwith become due and payable. The failure to assert this right shall not be deemed a waiver thereof.

No 2 Due May 1, 1999 or upon closing      Frontline Communications Corporation
of the Company's Initial Public
Offering                                     Nicko Feinberg
                                                                VICE-PRES.
                                             Peter Morris       TREAS.

No. 2000N Corp Serial Notes--Julian Bloomberg, Inc. Initial Public Offering

===============================================================================